UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2019

The Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51018

Delaware	23-3016517
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

409 Silverside Road
Wilmington, DE 19809
(Address of principal executive offices, including zip code)

302-385-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

[  ]  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	TBBK	Nasdaq Global Select

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors of each of The Bancorp, Inc. and its wholly owned subsidiary, The Bancorp Bank (collectively “The Bancorp”), have named Chief Risk Officer (“CRO”) and Deputy Chief Operating Officer, Gregor Garry as Executive Vice President and Chief Operating Officer (“COO”) of The Bancorp, succeeding J. Hugh McFadden.  In this role, Mr. Garry will have oversight of several key divisions of the organization, including operations, enterprise risk management, financial crimes risk management and consumer compliance.  The appointment as COO is effective as of July 1, 2019.  Mr. Garry will continue to serve as CRO until a successor CRO is named.  With this change, Mr. McFadden will assume an advisory, non-policy making role as Senior Executive Advisor in connection with various operational functions at The Bancorp.

Mr. Garry, age 36, joined The Bancorp in October 2014 as Vice President, Internal Audit where he became the primary architect and implementation manager of The Bancorp’s risk-based internal audit function.   In March 2016 Mr. Garry was elevated to Chief Audit Executive and assumed responsibility and oversight of The Bancorp’s entire internal audit department with direct reporting to The Bancorp’s Audit Committee.  In July 2017 Mr. Garry was appointed Managing Director, CRO.  In that role he had oversight of a wide range of internal control functions related to enterprise-wide risk management, third-party risk management, and cybersecurity. Mr. Garry also assumed responsibility for managing Bancorp’s regulatory affairs and overseeing the remediation of regulatory issues.  In addition to his role as CRO, in January 2019, Mr. Garry was named Deputy COO.  Prior to joining The Bancorp, Mr. Garry served as an Internal Audit Manager at The First National Bank in Sioux Falls, Sioux Falls, South Dakota.  Mr. Garry is a Certified Internal Auditor, a Certified Fiduciary and Investment Risk Specialist, and holds a certification in Risk Management Assurance.  He holds a Bachelor of Business Administration degree in economics and a Master of Business Administration from the University of South Dakota.

In connection with Mr. Garry’s appointment as COO, Mr. Garry received a base salary increase to an annual rate of $350,000.00, eligibility for equity grants as may be determined by the Compensation Committee of The Bancorp’s board of directors and participation in the standard benefits offered by The Bancorp to its employees. There are no family relationships between Mr. Garry and any of The Bancorp’s directors or executive officers. There are no related party transactions involving Mr. Garry that are reportable under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure

On July 1, 2019, The Bancorp issued a press release in connection with the foregoing, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Information furnished pursuant to Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. This information shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press release issued on July 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2019	The Bancorp, Inc.

	By:	/s/ Paul Frenkiel
	Name:	Paul Frenkiel
	Title:	Chief Financial Officer and Secretary